Exhibit 10.2

THE AMENDED AND RESTATED PROMISSORY NOTE TO WHICH THIS AMENDMENT RELATES HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). SUCH PROMISSORY NOTE, AS AMENDED, HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

SECOND AMENDMENT TO AMENDED AND RESTATED PROMISSORY NOTE

Principal Amount:	up to $3,250,000 (consisting of the principal amount of $1,250,000 and an additional principal amount of $3,250,000)	Dated as of September 29, 2025

Melar Acquisition Corp. I, a Cayman Islands exempted company and blank check company (“Maker”), hereby amends its promissory note dated as of August 18, 2025, as amended on September 12, 2025 (the “Note”), to increase the principal amount that it promises to pay to the order of Melar Acquisition Sponsor I LLC or its registered assigns or successors in interest (“Payee”), from the principal sum of up to One Million and Two Hundred Fifty Thousand U.S. Dollars ($1,250,000) to the principal sum of up to Three Million and Two Hundred Fifty Thousand U.S. Dollars ($3,250,000) in lawful money of the United States of America.

All of the other terms of the Note remain unchanged and in effect.

[Signature Page Follows]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Second Amendment to be duly executed by the undersigned as of the day and year first above written.

MELAR ACQUISITION CORP. I

By:	/s/ Gautam Ivatury
Name: Gautam Ivatury
Title: Chief Executive Officer